EXHIBIT 99.1

S&W Announces Third Quarter and Year-to-Date Fiscal 2020 Financial Results

Conference call to be conducted on Thursday, May 14, 2020 at 11:00 am ET

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – May 14, 2020 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three and nine months ended March 31, 2020.

“The results for the third quarter and first nine months of fiscal 2020 reflect the continued progress to diversify our product offerings and expand our distribution channels, highlighted by our recent acquisition of Pasture Genetics in Australia,” commented Mark Wong, President & CEO of S&W Seed Company. “Over the last few months, we made solid progress integrating our newly acquired business and also announced a significant collaboration on the development of a new sorghum herbicide-tolerant system which we believe has the ability to bring innovation to sorghum growers through improved weed control and yields. We, like many other agricultural companies, are working through the near-term uncertainty surrounding COVID-19 and the impact it has caused to global logistics and our ability to interact with our customers during our peak selling season. We remain committed to the safety of our employees, while serving the needs of our global agricultural customers.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the third quarter of fiscal 2020 was $17.9 million, compared to Core Revenue for the third quarter of fiscal 2019 of $10.3 million, an increase of approximately 74%. Core Revenue for the first nine months of fiscal 2020 was $36.1 million, compared to Core Revenue for the first nine months of fiscal 2019 of $25.8 million, an increase of approximately 40%. Included in Core Revenue for the third quarter and nine months of fiscal 2020 was $5.5 million of revenue pertaining to a partial period contribution from the Company’s acquisition of Pasture Genetics which occurred on February 24, 2020. Excluding contributions from Pasture Genetics, Core Revenue growth was 20% and 18% respectively, for the three and nine months ended March 31, 2020 versus the comparable periods of the prior year.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements signed with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. Other than the contributions from Pasture Genetics, the increase in Core Revenue for the nine months ended March 31, 2020 can be primarily attributed to an increase in alfalfa and sorghum sales in the United States as well as growth in Pakistan, Europe and South Africa.

Total revenue for the third quarter of fiscal 2020 was $29.1 million, compared to total revenue of $18.2 million in the third quarter of fiscal 2019. Total revenue for the first nine months of fiscal 2020 was $53.7 million, compared to total revenue for the first nine months of fiscal 2019 of $62.9 million. Under the new agreements with Pioneer, Pioneer paid S&W $45.0 million in May 2019, $16.8 million in fiscal 2020, with S&W expecting to receive $8.4 million in additional payments from September 2020 through February 2021. For the first nine months of fiscal 2020, S&W recorded product revenue from Pioneer of $17.6 million under the new agreements, which was a decrease of $19.4 million from the first nine months of fiscal 2019.

Gross margins during the third quarter of fiscal 2020 were 22.1% compared to 26.3% in the third quarter of fiscal 2019. Gross margins during the first nine months of fiscal 2020 were 21.8% compared to gross margins of 23.8% in the first nine months of fiscal 2019. The change in gross margins for the third quarter of fiscal 2020 is primarily due to a change in sales mix.

In the third quarter of fiscal 2020, adjusted operating expenses, excluding transaction costs (see Table A1), were $8.9 million, compared to $7.4 million in the third quarter of fiscal 2019. In the first nine months of fiscal 2020, adjusted operating expenses, excluding transaction costs (see Table A1), were $24.0 million, compared to $17.9 million in the first nine months of fiscal 2019. The increase in adjusted operating expenses for the third quarter and first nine months of fiscal 2020 can be attributed to additional expenses from the newly acquired Pasture Genetics operations, and additional investments in S&W's sales and marketing and product development functions.

GAAP net loss for the third quarter of fiscal 2020 was $(3.3) million, or $(0.10) per basic and diluted share, compared to GAAP net loss of $(3.3) million, or $(0.10) per basic and diluted share, in the third quarter of fiscal 2019.

GAAP net loss for the first nine months of fiscal 2020 was $(14.9) million, or $(0.45) per basic and diluted share, compared to GAAP net loss of $(6.1) million, or $(0.21) per basic and diluted share, in the first nine months of fiscal 2019.

Adjusted non-GAAP net loss (see Table A2) for the third quarter of fiscal 2020 was $(3.0) million, or $(0.09) per basic and diluted share, which excluded transaction costs and interest expense – amortization of debt discount. Adjusted non-GAAP net loss (see Table A2) for the third quarter of fiscal 2019, excluding transaction costs, reduction in estimated loss on sub-lease land and interest expense – amortization of debt discount, was $(3.2) million, or $(0.10) per basic and diluted share.

Adjusted non-GAAP net loss (see Table A2) for the first nine months of fiscal 2020 was $(13.7) million, or $(0.41) per basic and diluted share, which excluded transaction costs, change in estimated value of assets held for sale, loss on extinguishment of debt, and interest expense – amortization of debt discount. Adjusted non-GAAP net loss (see Table A2) for the first nine months of fiscal 2019, excluding transaction costs, reduction in estimated loss on sub-lease land and interest expense – amortization of debt discount, was $(4.8) million, or $(0.17) per basic and diluted share.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2020 was $(0.9) million, compared to adjusted EBITDA of $(1.2) million in the third quarter of fiscal 2019.

Adjusted EBITDA (see Table B) for the first nine months of fiscal 2020 was $(7.8) million, compared to adjusted EBITDA of $0.7 million in the first nine months of fiscal 2019.

Outlook

Due to uncertainties regarding the duration and impact of the COVID-19 pandemic, S&W is temporarily suspending its annual revenue and gross margin guidance for 2020.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, May 14, 2020, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10143452. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted operating expenses, adjusted EBITDA; adjusted non-GAAP net loss; and adjusted loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses. We exclude from operating expenses a portion of SG&A expense for non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our recently terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Reduction of anticipated loss on sub-lease land.  The reduction of anticipated loss on sub-lease land represents a change in estimate of the reserve for the difference between our lease-obligations and our expected sub-lease income on certain land. We exclude this amount as it is a non-recurring income / charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted operating expenses. We define adjusted operating expenses as operating expenses, adjusted to exclude non-recurring transaction costs from SG&A. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because non-recurring transaction costs are unrelated to our core performance during any particular period and are impacted by the timing of our acquisitions. We believe this provides investors with a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Adjusted net loss and non-GAAP loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction charges, change in estimated value of assets held for sale, loss on extinguishment of debt, reduction of anticipated loss on sub-lease land and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, loss on extinguishment of debt, reduction of anticipated loss on sub-lease land, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum, and pasture seeds, with significant research and development, production and distribution capabilities. S&W's product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to, statements regarding the benefits of our new sorghum herbicide-tolerant system in development and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that future acquisitions may not yield the anticipated benefits; sales during the high-volume selling season may be lower than expected; the realignment of our organization across geographic lines and to benefit from a multi-crop portfolio may not meet our expectations; our strategic initiatives may not achieve the expected results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2019 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenue
Product and other	$29,091,884	$18,176,166	$53,717,442	$62,877,299
Total revenue	29,091,884	18,176,166	53,717,442	62,877,299
Cost of revenue
Product and other	22,667,126	13,388,470	42,027,439	47,942,933
Total cost of revenue	22,667,126	13,388,470	42,027,439	47,942,933
Gross profit	6,424,758	4,787,696	11,690,003	14,934,366
Operating expenses
Selling, general and administrative expenses	5,895,984	4,610,471	15,663,907	11,840,547
Research and development expenses	2,041,650	1,824,613	5,301,714	4,190,280
Depreciation and amortization	1,209,433	1,171,057	3,620,235	3,061,771
Gain on disposal of property, plant and equipment	(7,719)	(97,483)	(20,794)	(94,020)
Total operating expenses	9,139,348	7,508,658	24,565,062	18,998,578
Loss from operations	(2,714,590)	(2,720,962)	(12,875,059)	(4,064,212)
Other expense
Foreign currency loss (gain)	81,574	4,793	67,399	(53,638)
Reduction of anticipated loss on sub-lease land	—	(141,373)	—	(141,373)
Change in estimated value of assets held for sale	—	—	92,931	—
Loss on extinguishment of debt	—	—	140,638	—
Interest expense - amortization of debt discount	96,222	103,362	393,935	238,754
Interest expense	444,401	758,669	1,382,680	2,057,377
Loss before income taxes	(3,336,787)	(3,446,413)	(14,952,642)	(6,165,332)
Provision for income taxes	(7,296)	(82,411)	17,224	(77,878)
Net loss	$(3,329,491)	$(3,364,002)	$(14,969,866)	$(6,087,454)
Net loss attributed to noncontrolling interests	(47,742)	(22,102)	(97,770)	(429)
Net loss attributable to S&W Seed Company	$(3,281,749)	$(3,341,900)	$(14,872,096)	$(6,087,025)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.10)	$(0.10)	$(0.45)	$(0.21)
Diluted	$(0.10)	$(0.10)	$(0.45)	$(0.21)
Weighted average number of common shares outstanding:
Basic	33,385,376	33,267,258	33,323,239	29,043,493
Diluted	33,385,376	33,267,258	33,323,239	29,043,493

TABLE A1

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Operating expenses	$9,139,348	$7,508,658	$24,565,062	$18,998,578

Non-recurring transaction costs	(228,604)	(147,337)	(584,963)	(1,142,653)

Non-GAAP Adjusted Operating Expenses	$8,910,744	$7,361,321	$23,980,099	$17,855,925

TABLE A2

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net Loss attributable to S&W Seed Company	$(3,281,749)	$(3,341,900)	$(14,872,096)	$(6,087,025)

Non-recurring transaction costs	228,604	147,337	584,963	1,142,653

Change in estimated value of assets held for sale	-	-	92,931	-

Loss on extinguishment of debt	-	-	140,638	-

Reduction of anticipated loss on sub-lease land	-	(141,373)	-	(141,373)

Interest expense - amortization of debt discount	96,222	103,362	393,935	238,754

Non-GAAP Adjusted Net Loss	$(2,956,923)	$(3,232,574)	$(13,659,629)	$(4,846,991)

Non-GAAP Adjusted Net loss attributable to S&W Seed Company per common share:
Basic	$(0.09)	$(0.10)	$(0.41)	$(0.17)
Diluted	$(0.09)	$(0.10)	$(0.41)	$(0.17)
Weighted average number of common shares outstanding:
Basic	33,385,376	33,267,258	33,323,239	29,043,493
Diluted	33,385,376	33,267,258	33,323,239	29,043,493

TABLE B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net loss attributable to S&W Seed Company	$(3,281,749)	$(3,341,900)	$(14,872,096)	$(6,087,025)

Non-recurring transaction costs	228,604	147,337	584,963	1,142,653

Non-cash stock based compensation	325,587	156,175	794,191	533,633

Depreciation and amortization	1,209,433	1,171,057	3,620,235	3,061,772

Foreign currency loss (gain)	81,574	4,793	67,399	(53,638)

Change in estimated value of assets held for sale	-	-	92,931	-

Loss on extinguishment of debt	-	-	140,638	-

Reduction of anticipated loss on sub-lease land	-	(141,373)	-	(141,373)

Interest expense - amortization of debt discount	96,222	103,362	393,935	238,754

Interest expense	444,401	758,669	1,382,680	2,057,377

Provision for income taxes	(7,296)	(82,411)	17,224	(77,878)

Non-GAAP Adjusted EBITDA	$(903,224)	$(1,224,291)	$(7,777,900)	$674,275

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	June 30,
	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,466,437	$3,431,802
Accounts receivable, net	19,254,556	13,380,464
Inventories, net	70,807,964	71,295,520
Prepaid expenses and other current assets	1,746,268	1,687,490
Assets held for sale	—	1,850,000
TOTAL CURRENT ASSETS	100,275,225	91,645,276

Property, plant and equipment, net	20,628,422	20,634,949
Intangibles, net	37,854,710	32,714,484
Goodwill	2,381,684	—
Other assets	6,459,625	1,369,560
TOTAL ASSETS	$167,599,666	$146,364,269

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,739,329	$6,930,829
Deferred revenue	8,416,430	9,054,549
Accrued expenses and other current liabilities	8,017,363	6,073,110
Lines of credit, net	28,145,189	10,755,548
Current portion of long-term debt, net	1,755,905	1,113,502
TOTAL CURRENT LIABILITIES	61,074,216	33,927,538

Long-term debt, net, less current portion	13,852,560	12,158,095
Contingent consideration obligation	4,037,922	—
Other non-current liabilities	3,418,905	280,424

TOTAL LIABILITIES	82,383,603	46,366,057

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,423,019 issued and 33,398,019 outstanding at March 31, 2020; 33,303,218 issued and 33,278,218 outstanding at June 30, 2019	33,423	33,303
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	137,480,467	136,751,875
Accumulated deficit	(45,338,714)	(30,466,618)
Accumulated other comprehensive loss	(6,679,462)	(6,138,467)
Noncontrolling interests	(145,455)	(47,685)
TOTAL STOCKHOLDERS' EQUITY	85,216,063	99,998,212
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$167,599,666	$146,364,269

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,969,866)	$(6,087,454)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	794,191	533,633
Change in allowance for doubtful accounts	(126,449)	336,583
Inventory write-down	1,411,128	—
Depreciation and amortization	3,620,235	3,061,771
Gain on disposal of property, plant and equipment	(20,794)	(94,020)
Change in foreign exchange contracts	402,546	(53,650)
Change in estimated value of assets held for sale	92,931	—
Loss on debt extinguishment	140,638	—
Reduction of anticipated loss on sub-lease land	—	(141,373)
Amortization of debt discount	393,935	238,754
Changes in:
Accounts receivable	(3,375,709)	1,584,152
Unbilled accounts receivable	—	(4,258,450)
Inventories	3,562,145	(20,442,220)
Prepaid expenses and other current assets	(174,337)	(177,526)
Other non-current asset	(38,245)	(15,608)
Accounts payable	4,684,742	6,569,031
Deferred revenue	(634,962)	(564,204)
Accrued expenses and other current liabilities	430,788	853,767
Other non-current liabilities	(920,990)	(112,424)
Net cash used in operating activities	(4,728,073)	(18,769,238)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,760,905)	(836,983)
Proceeds from disposal of property, plant and equipment	27,855	423,762
Proceeds from sale of assets held for sale	1,757,069	—
Additions to internal use software	—	(43,000)
Acquisition of business, net of cash acquired	(7,497,645)	(26,354,951)
Acquisition of wheat assets	(2,633,000)	—
Net cash used in investing activities	(10,106,626)	(26,811,172)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	4,927,682
Net proceeds from sale of preferred stock	—	22,373,842
Taxes paid related to net share settlements of stock-based compensation awards	(65,480)	(31,081)
Borrowings and repayments on lines of credit, net	19,553,150	17,768,886
Borrowings of long-term debt	3,684,597	2,776,973
Debt issuance costs	(970,461)	(411,315)
Repayments of long-term debt	(1,855,708)	(3,075,170)
Net cash provided by financing activities	20,346,098	44,329,817
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(476,764)	(186,802)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	5,034,635	(1,437,395)
CASH AND CASH EQUIVALENTS, beginning of the period	$3,431,802	4,320,894
CASH AND CASH EQUIVALENTS, end of period	$8,466,437	$2,883,499